UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 29, 2013

Date of report (Date of earliest event reported)

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475

Minnetonka, Minnesota 55345

(Address of principal executive offices, including zip code)

(952) 564-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 2.02            RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 30, 2013, we publicly announced results of operations for the second quarter of 2013.  For further information, please refer to the press release attached hereto as Exhibit 99, which is incorporated by reference herein.

ITEM 2.05            COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On July 29, 2013, we implemented an restructuring plan designed to conserve our cash resources and to further align our ongoing expenses with our business by focusing sales efforts on high-potential customers and prospects, preserving the research and development staff required to maintain and enhance our RoninCast® software, and consolidating certain positions.  We expect to incur one-time charges in the third quarter of 2013 aggregating approximately $200,000, consisting primarily of severance payments.  The actual amount of the restructuring charge may vary based upon the timing of the transition of various functions as well as Canadian statutory severance requirements, but we expect the restructuring to be complete by August 31, 2013.  We expect this restructuring to reduce annual operating costs by approximately $1.3 million and result in an updated headcount of 48, including employees and contractors across our domestic and foreign operations.  For further information, please refer to the press release attached hereto as Exhibit 99, which is incorporated by reference herein.

This filing contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect management’s expectations regarding estimated cost savings associated with the restructuring and other matters and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance.  Risks and uncertainties that could affect such performance include, but are not limited to, the following: the adequacy of funds for future operations; estimates of future expenses, revenue and profitability; the pace at which the Company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; the impact of the Company’s financial condition upon customer and prospective customer relationships, and the impact of losing one or more senior executives or failing to attract additional key personnel.  These and other risk factors are discussed in detail in the cautionary statement set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2013.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

(d)            See “Exhibit Index”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2013		Wireless Ronin Technologies, Inc.

	By:	/s/ Darin P. McAreavey
Darin P. McAreavey
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99	Press release reporting results of operations for the second quarter of 2013 and announcing the Company’s restructuring plan, dated July 30, 2013.

[SEC CORRESPONDENCE]

Wireless Ronin Technologies, Inc.
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345

July 30, 2013

Writer’s Direct Dial:

952-564-3525

VIA EDGAR

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

Re:            Wireless Ronin Technologies, Inc.

            Current Report on Form 8-K

            File No. 1-33169

Ladies and Gentlemen:

On behalf of Wireless Ronin Technologies, Inc. (the “Company”) (File No. 1-33169), attached please find an EDGAR transmission of the Company’s Current Report on Form 8-K.  This report furnishes results of operations for the second quarter of 2013 and reports information regarding the Company’s restructuring plan.

Should you have any questions, please call the undersigned at (952) 564-3525 or Brett D. Anderson of Briggs and Morgan, our legal counsel, at (612) 977-8417.

Very truly yours,

/s/ Darin P. McAreavey
Darin P. McAreavey
Senior Vice President and Chief Financial Officer
cc: Brett D. Anderson, Esq.